Exhibit 99.1

J.L. HALSEY REPORTS 41 PERCENT INCREASE
IN FOURTH QUARTER REVENUES

(WILMINGTON, DE), September 26, 2007—J.L. Halsey (OTCBB: JLHY.OB) today reported results for the fourth quarter and full fiscal 2007. The results for both periods in 2007 reflect the acquisitions of ClickTracks Analytics, Inc., and Hot Banana Software, Inc., both of which occurred on August 18, 2006.

For the quarter ended June 30, 2007, J.L. Halsey reported record quarterly revenues of $10.8 million, a four percent increase over revenues of $10.3 million in the third quarter of fiscal 2007, and a 41 percent increase over revenues of $7.7 million in the fourth quarter of fiscal 2006.

For the fourth quarter of 2007, the company reported net income on a GAAP basis of $2.1 million, or $0.02 per diluted share, versus net income of $364,000, or $0.00 per diluted share in the fourth quarter a year ago. Net income on a non-GAAP basis for the fourth quarter of 2007 was $2.2 million, or $0.02 per diluted share, versus net income on a non-GAAP basis of $1.3 million, or $0.02 per diluted share, in the same period a year ago.  Non-GAAP net income excludes amortization of intangibles of $1.0 million and $758,000 in the fourth quarters of 2007 and 2006, respectively. In addition, non-GAAP net income excludes stock-based compensation expense of $184,000 and $95,000 and gain (loss) on discontinued operations of $1.1 million and ($41,000), in the fourth quarters of 2007 and 2006, respectively.

On-demand services accounted for 64 percent of fourth quarter 2007 revenues, while licensed software sales accounted for 20 percent and maintenance and services contributed 16 percent.

“Our results for the quarter reflect continued organic growth for our email marketing software offerings, where revenues were up 23 percent year-over-year. We are especially pleased with the organic growth of our hosted email marketing software offerings, which increased by 30 percent year-over-year.” said Luis Rivera, chief executive officer of J.L. Halsey.

“In addition, during the quarter we continued to ready our new product platform, Lyris HQ, for launch later this calendar year. Lyris HQ will provide an integrated, single sign-on solution for marketers and facilitate new cross-selling programs for both our existing and future offerings. Customer response to an early version of Lyris HQ has been very favorable and we look forward to getting this leading-edge solution into the market,” he added.

Revenues for all of fiscal 2007 were $39.0 million, a 60 percent increase over revenues of $24.4 million in fiscal 2006. For fiscal 2007, J.L. Halsey reported net income on a GAAP basis of $351,000, or $0.00 per diluted share, versus a net income of $2.6 million, or $0.03 per diluted share, in the same period a year ago. Net income on a non-GAAP basis for fiscal 2007 was $3.4 million, or $0.04 per diluted share, versus non-GAAP net income of $5.1 million, or $0.06 per diluted share, in fiscal 2006. Non-GAAP net income excludes amortization of intangibles of $4.0 million and $2.6 million in fiscal 2007 and 2006, respectively. In addition, non-GAAP net income excludes stock-based compensation expense of $694,000 and $343,000, and gains on discontinued operations of $1.7 million and $407,000 in fiscal 2007 and 2006, respectively.

“Fiscal 2007 was a very fruitful year for the company. In addition to achieving significant revenue growth and successfully integrating three acquisitions, we also continued our technology leadership by enhancing our core offerings and finalizing development of our next-generation platform. We have also continued to reorganize and enhance our management structure to facilitate our growth strategies and strengthened the balance sheet through prudent use of our strong operating cash flow,” Rivera added.

On September 17, 2007, the company announced that it would be amending its quarterly reports for the first three quarters of fiscal 2007 to reflect a non-cash interest charge related to the beneficial conversion feature of a promissory note issued in August 2006. The company will record a non-cash charge to interest expense during the three periods as follows—approximately $329,000, or $0.00 per share, for the first fiscal quarter; approximately $713,000, or $0.01 per share, for the second fiscal quarter; and approximately $253,000, or $0.00 per share, for the third fiscal quarter of 2007. The restatement will also result in an increase in the company’s paid in capital.  The company said the restatement will have no impact on cash flows or impact results beyond the third quarter of fiscal 2007.

Conference Call

The company will hold a conference call today, September 26 at 8 a.m., Pacific Daylight Time, (11 a.m., Eastern Daylight Time). The teleconference can be accessed by calling (913) 312-1272, passcode 4112107, or via the Internet at www.jlhalsey.com Please dial in 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through Wednesday, October 3, by telephone at (719) 457-0820, passcode 4112107, and www.jlhalsey.com

Non-GAAP Net Income

Non-GAAP net income is a financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Management believes that it may be useful in measuring the company’s operations to exclude amortization of intangibles, stock-based compensation expense and gains or losses from discontinued operations. Management also believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is a performance measure only and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measure of financial performance in accordance with GAAP.

About J.L. Halsey Corporation

J.L. Halsey (OTCBB: JLHY.OB) is a leading marketing technology company that provides hosted and installed software solutions for marketers at mid-size businesses. Ziff Davis Media’s Baseline Magazine ranked J.L. Halsey No. 1 on its list of the fastest-growing software companies with sales under $150 million. Its core  solutions—Lyris List Manager, EmailLabs, ClickTracks, Sparklist, Hot Banana and Email Advisor—provide a suite of best-of-breed tools for managing email marketing campaigns end-to-end, publishing and managing Web site content, creating landing pages and optimizing Web sites based on sophisticated, yet, easy-to-use Web analytics. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information, please visit www.jlhalsey.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com.

Precautionary Statements Regarding Forward-Looking Information

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, and are not guarantees of future performance and involve certain risks and uncertainties including the risks and uncertainties detailed from time to time in J.L. Halsey’s filings with the Securities and Exchange Commission, available at www.sec.gov. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. J.L. Halsey assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

Contacts:
Richard McDonald
Director, Investor Relations
J.L. Halsey Corporation
(610) 688-3305
rmcdonald@lyris.com

Loren T. McDonald
Vice President, Corporate Communications
J.L. Halsey Corporation
(650) 388-3542
Loren.mcdonald@jlhalsey.com

Neal B. Rosen
Kalt Rosen Group/ Ruder-Finn West
(415) 692-3058
rosenn@ruderfinn.com

J. L. Halsey Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Fiscal Quarter Ended June 30, 2007
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non-GAAP Results

Software and services revenue
Software revenue	$2,149				$2,149
Services revenue	8,629				8,629
Software and services revenue	10,778	—	—	—	10,778
Cost of revenues	2,542	(36)			2,506
Amortization of intangibles	599		(599)		—
Gross profit	7,637	36	599	—	8,272
Operating expenses:
General and administrative expenses	2,635	(102)			2,533
Research & development	200	—			200
Sales & marketing	2,846	(46)			2,800
Amortization of intangibles	449		(449)		—
Income from operations	1,507	184	1,048	—	2,739
Interest income	8				8
Interest expense	(342)				(342)
Other income	9				9
Income from continuing operations before income taxes	1,182	184	1,048	—	2,414
Income tax provision	216				216
Net income from continuing operations	966	184	1,048		2,198
Gain on disposal of discontinued operations, net of tax	1,110			(1,110)	—
Net income	2,076	184	1,048	(1,110)	2,198
Net income per share basic and diluted	$0.02				$0.02

Shares used to compute net income per share:
Basic	98,355,076				98,355,076
Diluted	100,552,958				100,552,958

Use of Non-GAAP Financial Measures

This press release discloses non-GAAP measures of net income and earnings per share which are not  financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  Management believes that these non-GAAP measures can be useful  for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable,  share based compensation expense, amortization of intangibles and gains or losses on discontinued operations.  However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.  Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.

J. L. Halsey Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Twelve Months Ended June 30, 2007
	GAAP Results	Share Based Compensation Expense	Amortization of Intangibles	Gain on Discontinued Operations	Non-GAAP Results

Software and services revenue
Software revenue	$8,045				$8,045
Services revenue	30,960				30,960
Software and services revenue	39,005	—	—	—	39,005
Cost of revenues	9,739	(133)			9,606
Amortization of intangibles	2,301		(2,301)		—
Gross profit	26,965	133	2,301	—	29,399
Operating expenses:
General and administrative expenses	11,087	(382)			10,705
Research & development	1,448	(18)			1,430
Sales & marketing	10,539	(161)			10,378
Amortization of intangibles	1,741		(1,741)		—
Income from operations	2,150	694	4,042	—	6,886
Interest income	24				24
Interest expense	(3,130)				(3,130)
Other income	181				181
Income (loss) from continuing operations before income taxes	(775)	694	4,042	—	3,961
Income tax provision	544				544
Net income (loss) from continuing operations	(1,319)	694	4,042		3,417
Gain on disposal of discontinued operations, net of tax	1,670			(1,670)	—
Net income	351	694	4,042	(1,670)	3,417
Net income per share basic and diluted	$0.00				$0.04

Shares used to compute net income per share:
Basic	90,706,301				90,706,301
Diluted	92,904,183				92,904,183

Use of Non-GAAP Financial Measures

This press release discloses non-GAAP measures of net income and earnings per share which are not  financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”).  Management believes that these non-GAAP measures can be useful  for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable,  share based compensation expense, amortization of intangibles and gains or losses on discontinued operations.  However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP.  Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.